EXHIBIT 13 CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly represents, in all material respects, the financial condition and results of operations of Knightsbridge Tankers Limited.

/s/ Tor Olav Troim Tor Olav Troim Chief Executive Officer

/s/ Kate Blankenship Kate Blankenship Chief Financial Officer

Date: June 1, 2004